Life on Earth, Inc. Announces New Chief Executive Officer

Former Executive of Fortune 100 Software Technology Companies to Be Its New Chief Executive Officer

NEW YORK, New York- January 25, 2021- Life on Earth, Inc. (OTC: LFER, the “Company”), announced today that it has hired Mr. Mahmood Khan from Silicon Valley as its new Chief Executive Officer. Mr. Khan brings over three decades of software industry experience including as Director of Professional Services Practice for NetSuite/Oracle, Cloud based Enterprise Resource Planning software delivery and AI/ML research. Mr. Khan was also HP Consulting Director of Solution Architecture and at IBM-GS Western Region Client Principal. Prior to his work at Oracle, Hewlett Packard and IBM, Mr. Khan was founder of SpeechWare, a CRM technology and professional services company in Santa Clara, California.

A brief biography excerpt for Mr. Khan is listed below;

Over the past 30+ years he has lead Product Strategy, Sales and Marketing, solution implementations, customer success and operations programs. He has worked in senior level positions at Silicon Valley icons and F100 companies that include NetSuite/Oracle, Computer Science Corporation, Hewlett Packard, Siemens, IBM, ROLM and GEC Telecom. His specialty is software technologies based complex enterprise mission critical business solutions. He has successfully delivered solutions in multiple industries including Manufacturing, Banking, Telecommunications, Federal, and States. His major clients have included William Sonoma, Sears, Aramark, GM, DreamWorks, USPS, Bay Area Transportation Authority, State of Washington, State of California DOJ and Bay Area Transportation Authority, Ericsson, and Telia.  He holds an MBA from Pepperdine, B.Sc. from Salford University England, PMI-PMP and multiple technology certificates. He has a passion for education and professional skills development. He is a charter member of Rotary eClub of Silicon Valley, a board member of San Jose Conservation Corps. and Charter School.

Statement from Mahmood Khan:

“I am very pleased to have the opportunity to lead a new team of highly talented individuals for Life On Earth (LFER) that has acquired and will continue to develop their new software technology. This leading edge software technology enables and optimizes fast paced mission critical enterprise software development, accurate and flawless support for DevOps, user data protection compliance and migration to cloud environment. I have already begun the transition work with the management and engineering team and am encouraged with the progress being made.” Mr. Khan also added, “All companies with internet presence and user data need to operate efficiently and in compliance with personal data protection rules and regulations. In today’s Cloud based business environment, data is everything. Without Compliance to personal data you are dead. Migration to a safe digital environment and adherence to personal data compliance rules are imperative for survival and profitable growth. Life On Earth with has the opportunity to lead the industry in the fully compliance and digital commerce environments.”

Statement from LFER outgoing CEO: “We are very pleased about Mr. Khan joining our company as its new CEO. After a careful and extensive review process we needed to find someone who understood the Company vision and mission, and how to rapidly execute, and communicate that to our shareholders and all stakeholders. I believe we have that in Mr. Khan and I look forward for our team to help with whatever he’ll need in his transition as the new head of our company.”

About Life On Earth, Inc.

Life on Earth, Inc. ("LFER"), a Cloud Enterprise software technology and provider that enables rapid innovation that keeps the Cloud Enterprise operations safe, compliant and manageable. The products were designed to help organizations innovate and modernize legacy systems while minimizing cost and risk of business disruptions and ensure regulatory compliance. For more information, please visit our corporate website - www.lifeonearthinc.com

Investors and corporate inquiries, please contact: info@lifeonearthinc.com | (646) 844- 9897

Safe Harbor Act

Forward-Looking Statements: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Life on Earth, Inc. its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy.  The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements, including those relating to the Company’s financing being adequate for the Company to develop and market its software products, and to launch its growth and expansion plans, among others, are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Life on Earth, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  No information in this press release should be construed in any way whatsoever as an indication of Life on Earth, Inc.’s future revenues, financial performance or stock price.   More information about the potential factors that could affect the business and financial results is and will be included in Life on Earth, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov.